Exhibit 99.1

RGS Energy Promotes Dennis Lacey to Chief Executive Officer

LOUISVILLE, CO, August 19, 2014 – RGS Energy (NASDAQ: RGSE), a nationwide leader of turnkey solar energy solutions for residential and commercial customers, has appointed Dennis Lacey as chief executive officer, succeeding Kam Mofid, who has departed to pursue other interests.

Lacey formerly served as president of RGS Energy’s Residential Solar Division. He brings to his new role as CEO of RGS Energy more than 25 years of executive financial management experience. Prior to joining RGS Energy in April 2014, Lacey held a number of senior executive positions at Imperial Bancorp, a $6 billion publicly-traded commercial bank best known for its high-tech lending practice, before it was acquired by Comerica. At Imperial Bancorp, he served as executive vice president and CFO, president of the SBA Division, and president of the Equipment Leasing Division. Before Imperial Bancorp, Lacey served as president and CEO of Capital Associates, a publicly traded equipment leasing company.

Lacey also previously served as CFO of two multi-billion dollar publicly-traded companies, TeleTech and CKE Restaurants, as well as head of capital markets for a private investment firm engaged in aircraft leasing and alternative asset management. Earlier in his career, Lacey was an audit partner at Coopers & Lybrand.

David Belluck, RGS Energy’s chairman of the board commented: “The board of directors has evaluated our company’s prospects and we’ve determined our best opportunities for realizing greater shareholder value reside within the residential solar division. Given Dennis’ highly successful career accomplishments—particularly with turnaround situations and more recently his strong leadership of our residential division—we have identified in Dennis the essential experience and skill set needed to return RGS Energy to profitability as we focus more on the residential segment of our business.”

“Additionally, Dennis’ deep knowledge and executive experience in public and private equipment lease finance companies will help us further develop this higher margin residential solar business,” added Belluck. “The board and I thank Kam for his contributions and wish him success in the future.”

Lacey commented: “As president of residential over the last few months, I have been fortunate to have already built effective working relationships with our employees while gaining essential knowledge of the operations of our business. So, I am able to ‘hit the ground running’ as CEO to immediately set into motion the initial steps to transform our business into a stronger and more profitable solar enterprise.”

“I’m also fortunate to have played an instrumental role in the successful turnarounds of three public companies involved in the industries of equipment leasing, QSR restaurants and call centers,” said Lacey. “Two of those industries are directly related to our future plans; we plan to use our own call center to reduce the cost of customer acquisition, and we plan to incorporate leasing into our strategy to broaden our financing capabilities and generate a new source of recurring revenue.”

About RGS Energy

RGS Energy (NASDAQ: RGSE) is one of the nation’s pioneering solar energy companies serving residential and commercial customers. Beginning with one of the very first photovoltaic panels sold to the public in the U.S. in 1978, the company has installed more than 22,500 solar power systems representing over 235 megawatts of 100% clean renewable energy. RGS Energy makes it very convenient for customers to save on their energy bills by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

As one of the nation’s largest and most experienced solar power players, the company has 14 offices across the West and the Northeast. For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at https://twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While RGS Energy believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, failure to successfully launch a residential leasing platform, the possibility of negative impact from weather conditions, ability to attract and retain an adequate sales forces, contract disputes, introduction of new products and services, completion and integration of acquisitions, the possibility of negative economic conditions, and other risks and uncertainties included in RGS Energy’s filings with the Securities and Exchange Commission. RGS Energy assumes no duty to update any forward-looking statements.

Media and Investor Relations Contact

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

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